                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            AMB Property Corporation
--------------------------------------------------------------------------------
                Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     (4)  Proposed Maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                            AMB PROPERTY CORPORATION
                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                                                                   April 6, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 annual meeting of stockholders of AMB PROPERTY CORPORATION to be held on May 15, 1998, at 10:00 a.m. at the Park Hyatt Hotel located at 333 Battery Street, San Francisco, California 94111.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                          Sincerely,

                                         /s/ HAMID R. MOGHADHAM

                                          Hamid R. Moghadam
                                          President and Chief Executive Officer

                            AMB PROPERTY CORPORATION
                             505 Montgomery Street
                        San Francisco, California 94111

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1998

                            ------------------------

To the Stockholders of AMB Property Corporation:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of AMB Property Corporation, a Maryland corporation (the "Company"), will be held at the Park Hyatt Hotel located at 333 Battery Street, San Francisco, California 94111, on May 15, 1998, at 10:00 a.m., local time, for the following purposes:

     1. To elect nine directors to the Company's Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 3, 1998 as the record date (the "Record Date") for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED IN PROPOSAL 1. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                          /s/ S. DAVIS CARNIGLIA

                                          S. Davis Carniglia
                                          Managing Director, Chief Financial
                                          Officer,
                                          General Counsel and Secretary

April 6, 1998
San Francisco, California

                            AMB PROPERTY CORPORATION
                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1998

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AMB Property Corporation, a Maryland corporation (the "Company"), of proxies from the holders of the Company's issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock"), to be exercised at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 15, 1998 at the Park Hyatt Hotel located at 333 Battery Street, San Francisco, California 94111 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting.

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. The election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify; and

     2. Such other business as may properly come before the Annual Meeting.

     Only the holders of record of the shares of Common Stock at the close of business on April 3, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters. As of the Record Date, 85,874,513 shares of Common Stock were outstanding. This Proxy Statement and enclosed form of proxy are first being mailed to the stockholders of the Company on or about April 14, 1998.

VOTING AND REVOCATION OF PROXIES

     A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the Proposal regarding the election of the director nominees.

     The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, FOR the election of the nine director nominees named herein. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently know of any other business which may come before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, unless otherwise indicated the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone or facsimile transmission, but such persons will not be specially compensated therefor. Corporate Investor Communications, Inc., telephone (201) 896-5670, has been retained to assist in distributing proxies by mail for a fee of $3.50 per order plus expenses.

     The Company's executive offices are located at 505 Montgomery Street, San Francisco, California 94111, telephone (415) 394-9000. References herein to the "Company" refer to AMB Property Corporation and its subsidiaries, unless the context otherwise requires.
                            ------------------------

               THE DATE OF THIS PROXY STATEMENT IS APRIL 6, 1998.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation (the "Charter"), and the Company's bylaws (the "Bylaws"), the Board of Directors (the "Board") consists of ten directors. A majority of the Board must be Independent Directors (as hereinafter defined). Currently, six of the nine presently elected directors are Independent Directors and one director seat is vacant. Each member of the Board serves a one-year term which expires at the following annual meeting of stockholders.

     Pursuant to the Charter, at each annual meeting of stockholders the successors to the directors shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the next year following their election. Accordingly, at the Annual Meeting, the nominees for election will be elected to hold office for a term of one year until the following annual meeting of stockholders, and until their successors are duly elected and qualify. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the Board's nominees listed below. Each of the nominees listed below has consented to be named in this Proxy Statement and to serve as a director if elected. The information below relating to the nominees for election as director has been furnished to the Company by the respective individuals.

     The Board recommends a vote FOR the election of Douglas D. Abbey, Hamid R. Moghadam, T. Robert Burke, Daniel H. Case, III, Robert H. Edelstein, Ph.D., Lynn
M. Sedway, Jeffrey L. Skelton, Ph.D., Thomas W. Tusher and Caryl B. Welborn, Esq., each of whom is currently serving as a director, to serve as members of the Board until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

NOMINEES FOR DIRECTOR

     The following table sets forth certain current information with respect to the nominees for director to the Board of the Company:

                            DIRECTOR                   POSITIONS CURRENTLY
  NOMINEES FOR DIRECTOR      SINCE                    HELD WITH THE COMPANY
  ---------------------     --------                  ---------------------
Douglas D. Abbey              1997      Director and Chairman of AMB Investment
                                        Management Corporation
Hamid R. Moghadam             1997      President and Chief Executive Officer, Director
T. Robert Burke               1997      Chairman of the Board of Directors
Daniel H. Case, III           1997      Director
Robert H. Edelstein, Ph.D.    1997      Director
Lynn M. Sedway                1997      Director
Jeffrey L. Skelton, Ph.D.     1997      Director
Thomas W. Tusher              1997      Director
Caryl B. Welborn, Esq         1997      Director

     The following is a biographical summary of the experience of the nominees for directors to the Board of the Company:

     DOUGLAS D. ABBEY, age 48, has been a member of the Board of Directors of the Company since November 1997 and is one of the founders of AMB Institutional Realty Advisors, Inc., a California corporation ("AMB"), the predecessor to the Company. Mr. Abbey is currently the Chairman of AMB Investment Management Corporation, a Maryland corporation ("AMB Investment Management"). He served as AMB's Chairman of the Investment Committee since 1994 and is responsible for directing the economic research used to determine the Company's investment strategy, as well as the market research for property acquisitions. Mr. Abbey has 22 years of experience in asset management, acquisitions and real estate research. He is a graduate of Amherst College and has a master's degree in city planning from the University of California at Berkeley. He is the chair of the Urban Land Institute's Commercial Retail Council and

Research Committee, serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California at Berkeley, is on the Editorial Board for the Journal of Real Estate Investment Trusts and is a Trustee of Golden Gate University.

     HAMID R. MOGHADAM, age 41, has been a member of the Board of Directors of the Company since November 1997 and is one of the founders of AMB. Mr. Moghadam is currently the President and Chief Executive Officer of the Company. Mr. Moghadam has 17 years of experience in real estate acquisitions, dispositions, investment analysis, finance and development, and is a member of the Investment Committee. He served on the board of directors of AMB Current Income Fund, Inc. ("CIF") and of AMB Valued Added Fund, Inc. ("VAF"). Mr. Moghadam holds bachelor's and master's degrees in civil engineering and construction management, respectively, from the Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a member of the board of directors of the National Realty Committee, a member of the Young Presidents' Organization, has served on the Advisory Committee of the Massachusetts Institute of Technology Center for Real Estate, and is a Trustee of the Bay Area Discovery Museum.

     T. ROBERT BURKE, age 55, has been a member of the Board of Directors of the Company since November 1997 and is one of the founders of AMB. Mr. Burke served as the Chairman of the Board of AMB since 1994 and is currently the Chairman of the Board of the Company. He has 28 years of experience in real estate and is a member of the Investment Committee. Mr. Burke served on the board of directors of CIF and of VAF. He was formerly a senior real estate partner with Morrison & Foerster LLP and for two years served as that firm's Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School. He is a member of the Board of Directors of the National Association of Real Estate Investment Trusts, is on the Board of the Stanford Management Company and is a Trustee of Stanford University. He is also a member of the Urban Land Institute, and is the former Chairman of the Board of Directors of the Pension Real Estate Association.

     DANIEL H. CASE, III, age 40, has been a member of the Board of Directors of the Company since its inception as a public company in November 1997. Mr. Case is currently President and Chief Executive Officer of the Hambrecht & Quist Group. After joining Hambrecht & Quist in 1981, he co-founded the business which became Hambrecht & Quist Guaranty Finance in 1983. Mr. Case was named co-director of mergers and acquisitions of Corporate Finance in 1986, and became a managing director and head of Investment Banking in December 1987. In October 1991, he was elected to the board of directors of Hambrecht & Quist. In April 1992, he was elected President and Co-Chief Executive Officer. He became Chief Executive Officer in October 1994. Mr. Case also serves as a director of Rational Software Corporation, Electronic Arts, the Securities Industry Association, and the Bay Area Council. Mr. Case was named as one of the "100 Global Leaders for Tomorrow" by the World Economics Forum and one of the "Top 50 Innovators in Technology" by Time Magazine. He has a bachelor's degree in economics and public policy from Princeton University and studied management at the University of Oxford as a Rhodes Scholar.

     ROBERT H. EDELSTEIN, PH.D., age 54, has been a member of the Board of Directors of the Company since its inception as a public company in November 1997. Dr. Edelstein served as an independent director of CIF. He has been a director of TIS Mortgage Investment Company, a NYSE-listed mortgage Real Estate Investment Trust ("REIT"), since 1988, and has been the Chairholder of Professorship of Real Estate Development and Co-Chairman of the Fisher Center for Real Estate and Urban Economics at the Haas School of Business, University of California at Berkeley, since 1985. Prior to joining the faculty at Berkeley in 1985, Dr. Edelstein was a Professor of Finance at The Wharton School and Director of the Real Estate Center for 15 years. He is active in research and consulting in urban real estate economics, real estate finance, real estate property taxation, environmental economics, energy economics, public finance and urban financial problems. Dr. Edelstein received his bachelor's, master's and Ph.D. degrees in economics, with specialization fields in statistics and econometrics, from Harvard University. He is President of The American Real Estate and Urban Economics Association, an ex officio member of Lambda Alpha (honorary real estate association), the Urban Land Institute and The Society for Real Estate Finance.

     LYNN M. SEDWAY, age 55, has been a member of the Board of Directors of the Company since its inception as a public company in November 1997. Ms. Sedway served as an independent director of CIF. She is principal and founder of the Sedway Group, a 19-year old real estate economics firm headquartered in San Francisco. Ms. Sedway is recognized throughout the real estate investment industry as an expert in urban and real estate economics. She currently directs and has ultimate responsibility for the activities of her firm, including market analysis, property valuation, development and redevelopment analysis, acquisition and disposition strategies, and public policy issues. Ms. Sedway received her bachelor's degree in economics at the University of Michigan and an M.B.A. degree from the University of California at Berkeley, Graduate School of Business, where she is also a guest lecturer. She is a trustee of the Urban Land Institute, the Policy Advisory Board of the Fisher Center for Real Estate and Urban Economics, and the San Francisco Chamber of Commerce. Ms. Sedway is a member of The International Council of Shopping Centers and the American Society of Real Estate Counselors.

     JEFFREY L. SKELTON, PH.D., age 48, has been a member of the Board of Directors of the Company since its inception as a public company in November 1997. Dr. Shelton served as an independent director of VAF. He is President and Chief Executive Officer of Symphony Asset Management, the asset management subsidiary of BARRA, Inc., a financial software company. Prior to joining BARRA, Inc. in 1994, he was with Wells Fargo Nikko Investment Advisors from January 1991 to December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief Investment Officer and Chief Executive of Wells Fargo Nikko Investment Advisors Limited in London. Dr. Skelton has a Ph.D. in Mathematical Economics and Finance and an M.B.A. degree from the University of Chicago, and was an Assistant Professor of Finance at the University of California at Berkeley, Graduate School of Business. He is a frequent speaker in professional forums and is the author of a number of works published in academic and professional journals.

     THOMAS W. TUSHER, age 56, has been a member of the Board of Directors of the Company since its inception as a public company in November 1997. Mr. Tusher served as an independent director of VAF. He was President and Chief Operating Officer of Levi Strauss & Co. from 1984 through 1996. Previously, he was President of Levi Strauss International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss & Co. in 1989. Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor's degree from the University of California at Berkeley and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a director of Cakebread Cellars and Dash America. He has been a director of Pearl Izumi since 1996, and a former director of Great Western Financial Corporation and the San Francisco Chamber of Commerce. He is also Chairman Emeritus and a member of the advisory board of the Walter A. Haas School of Business at the University of California at Berkeley.

     CARYL B. WELBORN, ESQ., age 47, has been a member of the Board of Directors of the Company since its inception as a public company in November 1997. Ms. Welborn served as an independent director of VAF. She is a commercial real estate attorney in San Francisco, and prior to starting her own firm in 1995, she was a partner with Morrison & Foerster LLP for 13 years. Ms. Welborn has a bachelor's degree from Stanford University and a J.D. degree from the Law School at the University of California at Los Angeles. She is a program chair and frequent lecturer on real estate issues nationally, and has published numerous articles in professional publications. Ms. Welborn is an officer and board member of the American College of Real Estate Lawyers. She has held leadership positions in the American Bar Association's Real Property, Probate and Trust Section. In addition, Ms. Welborn has acted as an American Bar Association advisor regarding revision of the Uniform Partnership Act.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

     During the period from the Company's inception as a public company on November 26, 1997 to December 31, 1997, the Board held one meeting. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

BOARD COMMITTEES

     The Board of Directors of the Company has an Audit Committee, an Executive Committee and a Compensation Committee.

     Audit Committee. The Audit Committee consists of two Independent Directors, Ms. Welborn, the Chairman, and Mr. Edelstein. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held one meeting during 1997.

     Executive Committee. The Executive Committee consists of Mr. Case, the Chairman, and Messrs. Skelton, Moghadam and Burke and Ms. Sedway. The Executive Committee has the authority within certain parameters to acquire, dispose of and finance investments for the Company (including the issuance by AMB Property, L.P. (the "Operating Partnership") of additional limited partnership units ("Units") or other equity interests) and approve the execution of contracts and agreements including those related to the borrowing of money by the Company and generally exercise all other powers of the Board except as prohibited by law. The Executive Committee held no meetings during 1997.

     Compensation Committee. The Compensation Committee consists of three Independent Directors, Mr. Tusher, the Chairman, and Mr. Skelton and Ms. Sedway. The function of the Compensation Committee is to determine compensation for the Company's Executive Officers, and review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Company, and implement the 1997 Stock Option and Incentive Plan of AMB Property Corporation and its subsidiaries (the "Stock Incentive Plan") and any other incentive programs. The Compensation Committee held no meetings during 1997.

COMPENSATION OF DIRECTORS

     The Company currently does not pay its Independent Directors cash compensation for their services. However, each Independent Director receives $1,200 for each meeting in excess of six meetings of the Board of Directors attended during each annual term. Each Independent Director is also reimbursed for reasonable expenses incurred to attend director and committee meetings. In addition, in lieu of cash compensation, each Independent Director receives, upon initial election to the Board and upon each election thereafter, options to purchase Common Stock, at an exercise price equal to the fair market value at the date of grant. The initial grant for each Independent Director appointed to serve immediately following the consummation of the initial public offering of shares of Common Stock of the Company (the "IPO") covered 26,250 shares of Common Stock (of which 6,250 shares of Common Stock represent the grant to each Independent Director with respect to the period from the date of the IPO through the date of the Annual Meeting and 20,000 shares of Common Stock represent the grant to each Independent Director with respect to their initial election) and each subsequent grant will cover 15,000 shares of Common Stock for each Independent Director. All of such options vest immediately upon grant. Such Independent Directors will not be granted additional options if re-elected at the Annual Meeting. All stock options are issued pursuant to the Stock Incentive Plan at an exercise price equal to or greater than the fair market value of the Common Stock at the date of grant. An "Independent Director" is a director who is not an employee, officer or affiliate of the Company or a subsidiary or a division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees. Officers of the Company who are directors are not paid any director's fees or granted options as directors. On November 26, 1997, each of Douglas D. Abbey, Hamid R. Moghadam and T. Robert Burke, each of whom is not an Independent Director, received an option to purchase 250,000, 500,000 and 225,000 shares of Common Stock, respectively, each of which vests over a four-year period.

VOTE REQUIRED

     The election of each director requires the plurality of the votes cast by the holders of the shares of Common Stock entitled to vote thereon present in person or by proxy at the Annual Meeting. THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE DIRECTOR NOMINEES TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     The following table sets forth certain current information with respect to the executive officers of the Company:

         NAME            AGE                      POSITION
         ----            ---                      --------
Douglas D. Abbey.......  48     Chairman of the Investment Committee
Hamid R. Moghadam......  41     President and Chief Executive Officer
T. Robert Burke........  55     Chairman of the Board
Luis A. Belmonte.......  57     Managing Director
S. Davis Carniglia.....  47     Managing Director, Chief Financial Officer
                                and General Counsel
John H. Diserens.......  43     Managing Director
Bruce H. Freedman......  49     Managing Director
Jean Collier Hurley....  58     Managing Director
Craig A. Severance.....  46     Managing Director

     The following is a biographical summary of the experience of the executive officers of the Company:

     DOUGLAS D. ABBEY has served as Chairman of the Investment Committee since November 1997. Biographical information regarding Mr. Abbey is set forth under "Proposal 1: Election of Directors -- Nominees For Director."

     HAMID R. MOGHADAM has served as President and Chief Executive Officer of the Company since November 1997. Biographical information regarding Mr. Moghadam is set forth under "Proposal 1: Election of Directors -- Nominees For Director."

     T. ROBERT BURKE has served as Chairman of the Board of the Company since November 1997. Biographical information regarding Mr. Burke is set forth under "Proposal 1: Election of Directors -- Nominees For Director."

     LUIS A. BELMONTE, age 57, has served as a Managing Director of the Company and co-head of the Industrial Division since its inception as a public company in November 1997. He specializes in industrial property development and redevelopment, and is a member of the Investment Committee. He joined AMB in 1990 and has over 29 years of experience in development, redevelopment, finance, construction, and management of commercial and industrial projects. He was a partner with Lincoln Property Company, where he built a portfolio of 18 million square feet of buildings. Mr. Belmonte received his bachelor's degree from the University of Santa Clara. He is a member of the Urban Land Institute, an associate member of the Society of Industrial Realtors, former President of the San Francisco chapter of the National Association of Industrial and Office Parties ("NAIOP"), The Association for Commercial Real Estate, and serves as Chairman of the California Commercial Council.

     S. DAVIS CARNIGLIA, age 47, has served as a Managing Director, Chief Financial Officer, General Counsel and Secretary of the Company since its inception as a public company in November 1997 and is Vice Chairman of the Investment Committee. He joined AMB in 1992 and has 22 years of experience in real estate accounting, taxation, forecasting and financing. Mr. Carniglia was formerly a tax and real estate consulting partner with KPMG/Peat Marwick, where he was responsible for that firm's San Francisco Bay Area real estate practice, and was an appraisal/valuation partner. Mr. Carniglia has a bachelor's degree in economics from Pomona College and a J.D. degree from Hastings College of Law. He is a Certified Public Accountant, and a member of the State Bar of California, Financial Executives Institute, Urban Land Institute, National Association of Real Estate Investment Trusts ("NAREIT") and Bay Area Mortgage Association.

     JOHN H. DISERENS, age 43, has served as a Managing Director and head of the Retail Division of the Company since its inception as a public company in November 1997 and is a member of the Investment Committee. He has over 20 years of experience in asset and property management for institutional investors. In his eight years at AMB, he has been responsible for the asset management of all properties, including over 40 community shopping centers. Prior to joining AMB, Mr. Diserens was a Vice President and a divisional manager with Property Management Systems, one of the nation's largest asset and property management firms, responsible for a diversified portfolio in excess of 10 million square feet. Mr. Diserens holds a bachelor's degree in economics and accounting from Macquarie University of Sydney, Australia, and has completed the Executive Program at the Graduate School of Business, Stanford University. He is a member of the International Council of Shopping Centers, Association of Foreign Investors in U.S. Real Estate, National Association of Real Estate Investment Managers ("NAREIM"), Institute of Real Estate Management, and is on the board of NAREIM.

     BRUCE H. FREEDMAN, age 49, has served as a Managing Director and co-head of the Industrial Division of the Company since its inception as a public company in November 1997 and is a member of the Investment Committee. He joined AMB in 1995 and has over 27 years of experience in real estate finance and investment. Before joining the Company, he served as a Principal and President of Allmerica Realty Advisors from 1993 to 1995 and as Principal for Aldrich, Eastman & Waltch ("AEW") from 1986 to 1992. At Allmerica, he was responsible for business operation and management of a $250 million equity real estate portfolio, and at AEW he managed a team of 20 people which invested, managed, and accounted for over $1 billion of institutional client assets. Mr. Freedman is a cum laude graduate of Babson College. He is a member of the Urban Land Institute, Real Estate Finance Association and the National Association of Real Estate Investment Managers, and holds the CRE designation from the American Society of Real Estate Counselors.

     JEAN COLLIER HURLEY, age 58, has served as a Managing Director responsible for Investor Relations and Corporate Communications of the Company since its inception as a public company in November 1997. Ms. Hurley joined AMB in 1990 and structured and raised $1.8 billion of equity capital for AMB from clients, including investors in CIF, VAF and several separate account relationships. Prior to joining AMB, Ms. Hurley was a Vice President with Crocker National Bank where she provided financing for major national and international corporations. Ms. Hurley holds a bachelor's degree in business management and a master of science in marketing and design from San Diego State University, and holds an M.B.A. degree in Finance from the University of California at Berkeley, Graduate School of Business. Ms. Hurley serves on the Editorial Board of the Pension Real Estate Association Quarterly, and is a member of the National Association of Real Estate Investment Trusts and the National Investor Relations Institute.

     CRAIG A. SEVERANCE, age 46, has served as a Managing Director responsible for property acquisitions and information technology of the Company since its inception as a public company in November 1997 and is a member of the Investment Committee. He has managed the screening of all property submissions and has developed the Company's proprietary property submissions database. Before joining AMB in 1986, he was a Vice President with the investment real estate group at Bank of America, where he represented domestic and foreign institutional investors in major commercial property acquisitions. Mr. Severance has a bachelor's degree in economics from Middlebury College, and holds an M.B.A. degree from the Graduate School of Business at Stanford University. He is a member of the International Council of Shopping Centers.

                             EXECUTIVE COMPENSATION

     The following table sets forth the estimated annual base salary rates and other compensation paid for the period of November 26, 1997 through December 31, 1997 to the Chief Executive Officer and certain of the Company's other executive officers who, on an annualized basis, have a total annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers"). The Company has entered into employment agreements with each of its Named Executive Officers as described below. See "Employment Agreements."

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                        --------------------------------------
                                       ANNUAL COMPENSATION                            SECURITIES
                             ----------------------------------------                 UNDERLYING
                                                         OTHER ANNUAL   RESTRICTED     OPTIONS
                             1997 SALARY      1997       COMPENSATION      STOCK      GRANTED IN   STOCK BONUS
NAME AND PRINCIPAL POSITION    ($)(1)      BONUS($)(2)       ($)        AWARD(S)(2)    1997(4)       (#)(2)
---------------------------  -----------   -----------   ------------   -----------   ----------   -----------
T. Robert Burke
  Chairman of the Board....    16,645           0           2,800            0         225,000          0
Hamid R. Moghadam
  President and
  Chief Executive
  Officer..................    40,362           0              (3)           0         500,000          0
Douglas D. Abbey
  Chairman of Investment
  Committee................    21,389           0           2,800            0         250,000          0
S. Davis Carniglia
  Chief Financial Officer
  and General Counsel......    21,389           0           2,800            0         130,000          0
Craig A. Severance
  Managing Director,
  Acquisitions.............    21,389           0           2,800            0         130,000          0
John H. Diserens
  Managing Director, Retail
  Division.................    21,389           0           2,800            0         130,000          0

---------------
(1) Represents the actual amount of compensation paid from November 26, 1997 through December 31, 1997.

(2) The amount of any such bonus has been determined by the Compensation Committee of the Board of Directors. Pursuant to the executive's employment agreement, at the executive's option such executive may receive restricted shares of common stock, or options to purchase common stock, in lieu of any cash bonus, the number of such shares or options to be determined as set forth in such employee's employment agreement. See "-- Employment Agreements."

(3) The aggregate amount of the perquisites and other personal benefits, securities or property for Mr. Moghadam is less than the lesser of either $50,000 or 10% of his salary and bonus paid in 1997.

(4) Options to purchase an aggregate of 3,111,250 shares of Common Stock (net of forfeitures) have been granted to directors, executive officers and other employees of the Company as of December 31, 1997. Such options vest pro rata in annual installments over a four-year period. An additional 2,638,750 shares of Common Stock are reserved for issuance under the Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 1997.

                                                   INDIVIDUAL GRANTS(1)               POTENTIAL REALIZABLE
                                         -----------------------------------------      VALUE OF ASSUMED
                            NUMBER OF                                                    ANNUAL RATES OF
                            SHARES OF      PERCENT OF                                  COMMON SHARE PRICE
                              COMMON         TOTAL                                      APPRECIATION FOR
                              STOCK         OPTIONS                                      OPTION TERM(2)
                            UNDERLYING     GRANTED TO     EXERCISE OF                        (000S)
                             OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION    ---------------------
           NAME             GRANTED(#)   FISCAL YEAR(3)      SHARE         DATE          5%          10%
           ----             ----------   --------------   -----------   ----------    --------    ---------
T. Robert Burke...........   225,000           7.2%         $21.00       11/25/07      $2,972      $ 7,531
Hamid R. Moghadam.........   500,000           16.1          21.00       11/25/07       6,605       16,735
Douglas D. Abbey..........   250,000            8.0          21.00       11/25/07       3,303        8,368
S. Davis Carniglia........   130,000            4.2          21.00       11/25/07       1,717        4,351
Craig A. Severance........   130,000            4.2          21.00       11/25/07       1,717        4,351
John H. Diserens..........   130,000            4.2          21.00       11/25/07       1,717        4,351

---------------
(1) All options granted in 1997 become exercisable in four equal installments (rounded to the nearest whole share of Common Stock) beginning on the first anniversary of the date of grant and have a term of not more than ten years. The option exercise price is equal to the fair market value of the Common Stock on the date of grant.

(2) In accordance with the rules promulgated by the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates or annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Stock, which would benefit all stockholders.

(3) The total number of shares of Common Stock underlying such options used in such calculation are net of forfeitures.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1997.

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                 UNDERLYING                     IN-THE-MONEY
                                                           UNEXERCISED OPTIONS AT                OPTIONS AT
                                                              DECEMBER 31, 1997              DECEMBER 31, 1997
                        SHARES ACQUIRED      VALUE       ---------------------------   ------------------------------
         NAME           ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
         ----           ---------------   ------------   -----------   -------------   -----------   ----------------
T. Robert Burke.......        N/A             N/A             0           225,000           0           $  928,125
Hamid R. Moghadam.....        N/A             N/A             0           500,000           0            2,062,500
Douglas D. Abbey......        N/A             N/A             0           250,000           0            1,031,250
S. Davis Carniglia....        N/A             N/A             0           130,000           0              536,250
Craig A. Severance....        N/A             N/A             0           130,000           0              536,250
John H. Diserens......        N/A             N/A             0           130,000           0              536,250

---------------
(1) Based on a price per share of Common Stock of $25.125, the last reported sales price per share on the New York Stock Exchange on December 31, 1997.

STOCK INCENTIVE PLAN

     The Company's Stock Incentive Plan was adopted by the Board of Directors and approved by the stockholders to enable executive officers, key employees and directors of the Company, the Operating Partnership and AMB Investment Management to participate in the ownership of the Company. The Stock

Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company, the Operating Partnership and AMB Investment Management, and to provide incentives to such persons to maximize the Company's performance and its cash flow available for distribution. The Stock Incentive Plan covers an aggregate of 5,750,000 shares of Common Stock and will expire in 2007.

     The Stock Incentive Plan provides that each executive officer and director and certain key employees receive the award (subject to certain ownership limits, or such other limit as provided in the Charter or as otherwise permitted by the Board) of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock and stock appreciation rights, and provides for the grant to Independent Directors and directors of AMB Investment Management of non-qualified stock options. As of the date of this Proxy Statement, options to purchase 3,111,250 shares of Common Stock (net of forfeitures) have been granted and 2,638,750 additional shares of Common Stock are reserved for issuance under the Stock Incentive Plan.

401(K) PLAN

     Effective November 26, 1997, the Company established its Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 10% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code (the "Code"). The employees' elective deferrals are immediately vested and non-forfeitable upon contributions to the 401(k) Plan. The Company currently makes matching contribution to the 401(k) Plan in an amount equal to 50% of the first 3.5% of annual compensation deferred by each employee; however, it has reserved the right to make greater matching contributions or discretionary profit sharing contributions in the future. Participants vest immediately in the matching contributions by the Company. Discretionary contributions by the Company vest over a three-year period (none were made for 1997). Employees of the Company are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum period of credited service. The Company's matching contribution to the 401(k) Plan on the period ended December 31, 1997 was approximately $145,000. The 401(k) Plan qualifies under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

EMPLOYMENT AGREEMENTS

     Each of Douglas D. Abbey, Hamid R. Moghadam, T. Robert Burke, S. Davis Carniglia, John H. Diserens, and Craig A. Severance have entered into an employment agreement with the Company which became effective on November 26, 1997. The employment agreements have an initial term of one year (three years in the case of Mr. Moghadam) and are subject to automatic one-year extensions following the expiration of the initial term. The employment agreements provide for annual base compensation with the amount of any bonus to be determined by the Compensation Committee, based on certain performance targets, up to 150% of the applicable annual base compensation in the case of Messrs. Burke, Abbey and Moghadam, and 100% of the applicable annual base compensation in the case of Messrs. Carniglia, Diserens and Severance. The executive officers of the Company have the right to elect to receive restricted stock or stock options in lieu of their bonus. The number of shares of restricted stock to be so issued is equal to 125% of the amount of the bonus, divided by the current market price of the stock. The number of options to purchase shares of Common Stock so granted is based on 150% of the amount of the bonus and the current market price of the Common Stock, using option-pricing methodology adopted by the Compensation Committee. Such restricted stock and options to purchase Common Stock vest ratably over a three-year period. The employment agreements also provide that the executive receive certain insurance benefits, be able to participate in the Company's employee benefit plans, including the Stock Incentive Plan, and that, in the event of the executive's death, the executive's estate receive certain compensation payments. The executive also is entitled to receive severance during the term of the employment agreement and for one year thereafter in the event of a termination of the executive's employment resulting from a disability, by the Company without "cause" or by the executive for "good reason." "Cause" means (i) gross negligence or willful misconduct, (ii) an uncured breach of any of the employee's material duties under the employment agreement, (iii) fraud or other conduct against the material best interests of the Company or (iv) a conviction of a felony if such conviction has a material adverse effect on the Company. "Good reason" means (a) a substantial adverse change in the nature or scope of the employee's responsibilities and authority under the employment agreement or (b) an uncured breach by the Company of any of its material obligations under the employment agreement. Severance benefits include base compensation at the amounts provided in the employment agreement and bonus based on the most recent amount paid, as well as certain continuing insurance and other benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Compensation Committee interlocks and no employees of the Company participate on the Compensation Committee.

     The following report and the Stock Performance Graph shall be deemed not to be incorporated by reference to any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Payment of cash compensation to the executive officers of the Company began in November 1997. The base salary paid to the Company's executive officers during 1997 was determined prior to that time by Messrs. Abbey, Moghadam and Burke. In making these determinations, Messrs. Abbey, Moghadam and Burke considered job responsibilities and the salaries paid to such executive officers of other REITs similar to the Company, as well as the salaries paid to and past performance of such person in their prior capacities at AMB or elsewhere. In connection with becoming a publicly-traded REIT, the Company obtained a compensation study from FPL Associates which recommended and confirmed the present levels of compensation as being at market.

     For 1998 and future years, the Company's Compensation Committee plans to build on the traditional compensation policies of AMB, adapted to the Company's competitive environment of similar publicly-traded REITs. The Company has adopted the Stock Incentive Plan, which authorizes the Compensation Committee to grant stock options, stock appreciation rights, restricted stock and other awards to the executive officers and other employees of the Company, the Operating Partnership and AMB Investment Management. Through these plans and other means, the Compensation Committee intends to maintain strong links between executive officers compensation and corporate and individual performance.

     It is the Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, all executive compensation be deductible for federal income tax purposes. Section 162(m) of the Code limits the tax deduction for compensation paid to the Company's Chief Executive Officer and the additional four most highly compensated officers who are employed at fiscal year end to $1.0 million per year, unless certain requirements are met.

                                          Compensation Committee

                                                    Thomas W. Tusher
                                                    Jeffrey L. Skelton, Ph.D.
                                                    Lynn M. Sedway

                                          Date: March 6, 1998

PERFORMANCE GRAPH

     As a part of the rules concerning executive compensation disclosure, the Company is obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock over a five-year period. However, since the Common Stock has been publicly traded only since November 21, 1997, such information is provided from that date through December 31, 1997.

     The following line graph compares the change in the Company's cumulative stockholder return on its shares of Common Stock from November 21, 1997, the effective date of the IPO, to December 31, 1997, to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Equity Index") from November 30, 1997 to December 31, 1997. The line graph starts at November 21, 1997, the date that the Company's shares of Common Stock commenced trading on the New York Stock Exchange; however, the beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of November 30, 1997, as each index is calculated only on a monthly basis. The graph assumes the investment of $100 in the Company and each of the indices and, as required by the Securities and Exchange Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG AMB PROPERTY CORPORATION,
                     S&P 500 INDEX AND NAREIT EQUITY INDEX

        MEASUREMENT PERIOD            AMB PROPERTY        NAREIT EQUITY
      (FISCAL YEAR COVERED)            CORPORATION            INDEX           S&P 500 INDEX
11/21/97                                 100.00              100.00              100.00
12/31/97                                 109.86              101.46              101.72

---------------
(1) Beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of November 30, 1997, as each index is calculated only on a monthly basis.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information, as of December 31, 1997, regarding the beneficial ownership of Common Stock (or Common Stock for which Units are exchangeable beginning on November 26, 1999) for (i) each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Stock (or common stock for which the Units are exchangeable), (ii) each director and each Named Executive Officer and (iii) the directors and officers of the Company as a group. Except as indicated below, all of such Common Stock is owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person.

                                                                                    PERCENTAGE OF
                                                          NUMBER OF SHARES OF     OUTSTANDING SHARES
               NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED(2)    OF COMMON STOCK(2)
               ------------------------                  ---------------------    ------------------
T. Robert Burke........................................          877,289                  1.0%
Hamid R. Moghadam......................................        1,396,477                  1.6
Douglas D. Abbey.......................................        1,125,245                  1.3
S. Davis Carniglia.....................................          224,377                    *
Craig A. Severance.....................................          327,964                    *
John H. Diserens.......................................          284,182                    *
Daniel H. Case III.....................................                0                    0
Robert H. Edelstein, Ph.D..............................              952                    *
Lynn M. Sedway.........................................            3,152                    *
Jeffrey L. Skelton, Ph.D...............................              952                    *
Thomas W. Tusher.......................................           25,952                    *
Caryl B. Welborn, Esq..................................            7,952                    *
Ameritech Pension Trust(3).............................       12,441,580                 14.5
City and County of San Francisco Employees' Retirement
  System(4)............................................        6,722,640                  7.8
Southern Company Services, Inc.(5).....................        8,032,415                  9.4
All directors and Named Executive Officers as a group
  (12 persons).........................................        4,274,494                  5.0

---------------
 *  Represents less than 1.0% of outstanding shares of Common Stock.

(1) Unless otherwise indicated, the address for each of the persons listed is c/o AMB Property Corporation, 505 Montgomery Street, San Francisco, California 94111.

(2) Excludes options to purchase 1,522,500 shares of Common Stock granted to Named Executive Officers and directors on November 26, 1997.

(3) Reflects shares held by State Street Bank and Trust Company, as trustee, the voting and investment power with respect to which are held by Ameritech Pension Trust. The address of Ameritech Pension Trust for this purpose is 225 W. Randolph, HQ13A, Chicago, Illinois 60606, Attn.: Director -- Real Estate.

(4) The address of the City and County of San Francisco Employees' Retirement System is 1155 Market Street, San Francisco, California 94103.

(5) The address of Southern Company Services, Inc. is 64 Perimeter Center East, Atlanta, Georgia 06831.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has engaged in the following transactions and relationships with certain of its executive officers, directors and persons who hold more than 5% of the outstanding shares of Common Stock.

FORMATION TRANSACTIONS

     In connection with the formation of the Company, certain of its subsidiaries and a series of related transactions (the "Formation Transactions"), the Company's predecessor, AMB, effected a series of mergers pursuant to which certain entities merged into the Company. As a result, the Company's executive officers (the former stockholders of AMB) received an aggregate of 4,746,616 shares of Common Stock, with a total value at the time of the IPO of $99.7 million, and the right to receive in the Company's second year of operation up to 4,237,750 limited partnership Units (the "Performance Units"). The issuance of such Units is dependent upon the future trading price of and dividends on the shares of Common Stock. In addition, such executive officers received the right to receive certain investment management fees earned by AMB Investment Management, subject to certain limitations. During the year ended December 31, 1997, no payments were made to the Company's executive officers in respect of the right to receive such investment management fees.

     In addition, certain individual account investors, former investment management clients of AMB including Ameritech Pension Trust, City and County of San Francisco Employees' Retirement System and Southern Company System Master Retirement Trust, contributed certain real property interests to the Company. In exchange for such contribution of properties, Ameritech Pension Trust, City and County of San Francisco Employees' Retirement System and Southern Company System Master Retirement Trust received 12,441,580 shares of Common Stock, 6,772,640 shares of Common Stock and 8,032,415 shares of Common Stock, respectively, with a total value at the time of the IPO of $572.2 million. See "Principal Stockholders."

     In connection with consummation of the Formation Transactions, the Company assumed the $4.0 million revolving credit facility of AMB, of which approximately $1.1 million was outstanding upon completion of the Formation Transactions, relieving three of the Company's executive officers, Messrs. Abbey, Moghadam and Burke, of their respective obligations with respect to the partial guaranty of such indebtedness. The proceeds of such indebtedness were used by AMB to acquire certain assets historically used in AMB's operations from AMB Investment, Inc. ("AMBI"), an entity owned equally by Messrs. Abbey, Moghadam and Burke. The Company also assumed a $791,925 note payable of AMBI as consideration for the transfer to the Company of AMBI's general partner interest in a real estate fund managed by AMB (which the Company believed had a value equal to or greater than the face amount of such note at the time such note payable was assumed).

OTHER RELATED TRANSACTIONS

     During 1990, 1991, 1994, 1995 and 1996, Craig A. Severance, John H. Diserens, S. Davis Carniglia, Jean C. Hurley and Bruce H. Freedman issued notes to AMB in consideration of the acquisition of shares of AMB common stock in the principal amounts of $189,472, $243,866, $132,237, $342,806 and $307,071,
respectively. The notes bore interest at an annual rate of prime plus 1.0%. The principal amount of the notes and accrued interest thereon were repaid in full by all stockholders prior to the IPO.

     In January 1993, AMBI, AMB, AMB Corporate Real Estate Advisors, Inc. ("AMBCREA"), AMB Development L.P., AMB Development, Inc. and AMB Institutional Housing Partners entered into an agreement for the purpose of the parties thereto to work together to accomplish separate business purposes while sharing certain support and other resources. Under the Intercompany Agreement, each party to the agreement (each, an "AMB Intercompany Party") is permitted to use the term "AMB" as a part of its name. Each AMB Intercompany Party also agreed, among other things, to do business in a specified aspect of real estate and finance; to use its best efforts to refer business opportunities outside of its own line of business to other AMB Intercompany Parties; to provide intercompany loans; and to utilize personnel of another AMB Intercompany Party for a fee. In addition, under the Intercompany Agreement, AMBI agreed to: (i) provide common business services, resources and support, including employees, benefits, services contracts and financial management and reporting to each AMB Intercompany Party; (ii) purchase all fixed assets and rent them to the AMB Intercompany Parties for a fee; (iii) act as lessee for office space for each AMB Intercompany Party; (iv) employ all employees of each AMB Intercompany Party, fix such employees' salaries, bonuses and benefits, and charge such costs to the appropriate AMB Intercompany Party; and (v) pay for the direct and indirect costs of operation of each AMB Intercompany Party and charge each AMB Intercompany Party its allocated share. The total amount paid to AMBI by AMB during the years ended December 31, 1994, 1995, 1996 and 1997 was $9,940,762, $13,564,178, $16,842,615 and $18,159,000, respectively, which equaled the expenses incurred by AMBI allocable to AMB for each such year.

     As part of the Formation Transactions, the Company acquired AMBI's assets (other than its leasehold interest for office space and certain office equipment) and employed the employees utilized in its business, and all other AMBI employees were transferred to AMBCREA. Accordingly, upon consummation of the IPO, the Intercompany Agreement was modified so that it applies only to the office space and certain office equipment leased by AMBI, which is used by the Company, the Operating Partnership and AMB Investment Management, respectively, for fees equal to an allocation of AMBI's cost thereof. AMBCREA, AMB Institutional Housing Partners, AMB Development, Inc. and AMB Development L.P. are continuing to use the name "AMB" pursuant to royalty-free license arrangements with the Company. In addition, AMBCREA, which is in the process of winding down operations, continues to use office space leased by AMBI for a fee equal to its allocated cost, and the Company provides certain administrative services to AMBCREA for arm's-length charges. It is presently anticipated that AMBCREA will cease operations during the first six months of 1998.

                    COMPLIANCE WITH FEDERAL SECURITIES LAWS

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 1997, all Insiders complied with all Section 16(a) filing requirements applicable to them.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1999 annual meeting of stockholders must be received by the Secretary of the Company at its principal executive offices (i) not less than 50 days nor more than 75 days prior to the next annual meeting of stockholders, or (ii) if less than 65 days notice or prior public disclosure of the date of the next annual meeting is given, then not later than the close of business on the 15th day after the date on which such notice or disclosure was given, to be considered for possible inclusion in the Company's proxy statement and form of proxy used in connection with such annual meeting.

                                    AUDITORS

     Subject to its discretion to appoint alternative auditors if it deems such action appropriate, the Board has retained Arthur Andersen LLP as the Company's auditors for the current fiscal year. The Board has been advised that Arthur Andersen LLP is independent with regard to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

                           PROXY SOLICITATION EXPENSE

     The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so. Corporate Investor Communications, Inc., telephone (201) 896-5670, has been retained to assist in distributing proxies by mail for a fee of $3.50 per order plus expenses.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, or by way of the Commission's Internet address, http://www.sec.gov.

     The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, additional copies of the Company's Form 10-K for the period ended December 31, 1997. Requests for such copies should be addressed to: AMB Property Corporation, 505 Montgomery Street, San Francisco, California 94111, Attn:
Investor Relations, telephone (415) 394-9000.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's audited consolidated financial statements for the period ended December 31, 1997, supplementary financial information and management's discussion and analysis of financial condition and results of operations are incorporated by reference in this Proxy Statement from the Company's 1997 Annual Report on Form 10-K for the period ended December 31, 1997.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

     You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April 6, 1998
                                          By Order of the Board of Directors,

                                          /s/ S. DAVIS CARNIGLIA

                                          S. Davis Carniglia
                                          Managing Director, Chief Financial
                                          Officer,
                                          General Counsel and Secretary

                            AMB PROPERTY CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of AMB Property Corporation (the "Company") acknowledges receipt of a copy of the Annual Report and the proxy statement dated April 6, 1998, and, revoking any proxy heretofore given, hereby appoints
T. Robert Burke, Hamid R. Moghadam and S. Davis Carniglia, and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on April 3, 1998, at the Annual Meeting of Stockholders to be held on May 15, 1998, or any adjournment of postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

                              FOLD AND DETACH HERE

        ----------------------------------------------------------------

Dear Stockholder:

     Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Sincerely,

AMB Property Corporation

                                  DETACH HERE

        ----------------------------------------------------------------

[X] Please mark votes as in this example.

1. Election of Directors

Nomineees:

          Douglas D. Abbey, Hamid R. Moghadam, T. Robert Burke, Daniel H. Case,
           III, Robert H. Edelstein, Ph.D., Lynn M. Sedway, Jeffrey L. Skelton, Ph.D., Thomas W. Tusher, Caryl B. Welborn, Esq.

                        FOR                    WITHHELD

                                       [ ]                           [ ]

[ ]
------------------------------------------------------
   For all nominees except as noted above

2. In their discretion, the proxies are authorized to voted upon any other business that may properly come before the meeting.

I AM A SHAREHOLDER                                           MARK HERE
100 MAIN STREET                                              FOR ADDRESS
ANYTOWN USA, 10000                                           CHANGE AND          [ ]
                                                             NOTE AT LEFT

                                                             Please sign exactly as name
                                                             appears hereon. Joint owners
                                                             should each sign. Executors,
                                                             administrators, trustees,
                                                             guardians or other fiduciaries
                                                             should give full title as such.
                                                             If signing for a corporation,
                                                             please sign in full corporate
                                                             name by a duly authorized
                                                             officer.